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                                                               EXHIBIT  10.10

                               RETAIL LEASE FORM
        OF THE BUILDING OWNERS AND MANAGERS ASSOCIATION OF SAN FRANCISCO

Parties   1.   THIS LEASE, made this 7th day of, November 1996 between Telehub,
               Inc., Lessor; and Mauswerks, Inc., Lessee:

Premises  2.   WITNESSETH: That Lessor does hereby lease to Lessee, and Lessee does hereby lease from Lessor those certain premises situated in the City and County of San Francisco, State of California, and described as follows:

               Approximately 3,975 rentable square feet on the second floor of 1019 Mission Street, hereinafter called "premises". The word "Premises" as used throughout this lease is hereby expressly defined, subject to the provisions of paragraph 17 hereof, to include sidewalks and driveways in front of or adjacent to the premises described above, including driveway and sidewalk installations, and also the area, if any, directly underneath such sidewalks and driveways. The word "installations includes, without limiting the generality of the word, elevators, elevator doors, stairways and sidewalk lights.

Use       3.   The premises are to be used as General Office and for no other business or purpose, without the written consent of Lessor.

Covenants 4.   It is mutually agreed that the letting hereunder is upon and subject to the following terms, covenants and conditions and Lessee covenants, as a material part of the consideration for this lease, to keep and perform each and all of said terms, covenants and conditions by him to be kept or performed, and that this lease is made upon the condition of such performance.

Term      5.   The term of this lease shall be for and shall commence on the
               1st day of December 1996, and end on the 30th day of November 4, 1999, inclusive:

Rent      6.   Tenant shall pay to Landlord as basic rent for the Premises throughout the term of this Lease the sum per month as follows:

               a) Basic rent shall be paid to Landlord on or before the first day of the term hereof and on or before the first day of each and every successive calendar month thereafter during the term hereof, except that basic rent for the first full calendar month shall be paid concurrently with the execution of this Lease by Tenant. In the event the term of this Lease commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, then the basic rent for the first and last fractional months of the term hereof shall be appropriately pro-rated.


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                              c) All charges and other amounts or any kind
                                 payable by Tenant to Landlord pursuant to this lease shall be deemed additional rent. Landlord shall have the same remedies for default in the payment of additional rent as for default in the payment of basic rent. Basic rent, percentage rent, and additional rent are collectively sometimes hereinafter referred to as "rent."

                              d) Rent shall be paid to Landlord, without
                                 deduction or offset, in lawful money of the United States of America at Landlord's address for notices hereunder or to such other person or at such other place as Landlord may from time to time designate in writing. All rent payable by Tenant to Landlord hereunder, if not received by Landlord when due, shall bear interest from the due date until paid at the publicly announced prime rate or reference rate charged on such due date by the San Francisco Main Office of Bank of America, N.T. & S.A. (or any other successor bank) for short-term, unsecured loans to its most creditworthy borrower, plus four percent (4% per annum, but in no event shall such interest exceed the maximum rate permitted by law. Landlord's acceptance of any interest payments shall not constitute a waiver of Tenant's default with respect to the overdue amount or prevent Landlord from exercising any of the rights and remedies available to Landlord under this Lease or by law. Any change in said interest rate shall become effective on the same date on which a change in the prime rate or reference rate becomes effective.

                              e) The parties intend that this Lease shall be
                                 net to Landlord property tax and insurance and that Tenant shall pay all other costs and expenses relating to the Premises and the business conducted therein as expressly provided in this Lease.

Notice of Surrender     7.    Lessee shall, at least thirty (30) days before
                              the last day of the term hereof, give to Lessor a written notice of intention to surrender the premises on that date, but nothing contained herein shall be construed as an extension of the term hereof or as consent of Lessor to any holding over by Lessee.

Holding Over            8.    If Lessee holds possession of the premises after
                              the term of this Lease, Lessee shall, at the option of Lessor, to be exercised by Lessor's giving written notice of Lessee and not otherwise, become a tenant from month to month upon the terms and conditions herein specified, so far as applicable, at a monthly rental of Five thousand nine hundred fifty Dollars ($5,950.00), payable in advance, in lawful money, and shall continue to be such Tenant until thirty days after Lessee shall have given to Lessor or Lessor shall have given to Lessee a written notice of intention to terminate such monthly tenancy.
                              Unless Lessor shall exercise the option hereby given him, Lessee shall be a tenant at sufferance only, whether or not Lessor shall accept any rent from Lessee while Lessee is so holding over.

Delivery of Possession   9.   If Landlord, for any reason whatsoever, cannot
                              deliver possession of the said premises to Tenant at the commencement of the term hereof, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event there shall be a proportionate reduction of rent covering the period between the commencement of the said term and the time when Landlord can deliver possession. If possession of the Premises is not delivered to Tenant within six months from the scheduled commencement date, this Lease will terminate. Should Landlord tender possession of the premises to Tenant prior to the date specified for the commencement of the term, and Tenant accepts such prior tender, such prior occupancy shall be subject to all terms, covenants, and conditions of this Lease, including the payment of rent. No delay in delivery of possession shall operate to extend the term hereof. Within 10 days after written request from Landlord, Tenant shall execute and return to Landlord acknowledgement of the commencement date of the term of this Lease.

Uses Prohibited         10.   The premises shall not be used except for the
                              purposes specified in paragraph 3 hereof, Lessee shall, at all times during the term hereof, actively use the premises for those purposes, and shall not at any time leave the premises vacant without the written consent of Lessor. Lessee shall not do or permit anything to be done in or about the premises, or bring or keep anything therein, which will in any


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                way increase the rate of fire insurance upon the building
                wherein the premises are situated or any of its contents , or which will in any way conflict with any law, ordinance rule or regulation which may now or hereafter be enacted or promulgated by any public authority, or create a nuisance, or in any way obstruct or interfere with the rights of other tenants of the building, or injure or annoy them, allow any sale by auction upon the premises, or commit or suffer to be committed any waste upon the premises, or use, or allow the premises to be used, for any improper, immoral, unlawful or objectionable purpose or place any loads upon the floor, walls or ceiling which endanger the structure, obstruct the sidewalk or passageways or stairways in front of, within, or adjacent to the premises, do or permit to be done anything in any way tending to disturb the occupants or neighboring property or tending to injure the reputation or appearance of the building.

Assignment And Subletting

        11.     a)      Tenant shall not mortgage, pledge, hypothecate or
                        encumber this Lease or any interest therein. Tenant shall not assign this Lease or suffer any other person
                        (the agents and servants, Tenant excepted) to occupy or use the premises, or any part thereof, or any right or privilege appurtenant thereto without the prior written consent of Landlord first had and obtained, which consent shall not be unreasonably withheld. Landlord's consent to one assignment, subleasing occupancy shall not be deemed to be a consent to any subsequent assignment or occupancy.

                b) Provided further and notwithstanding, anything hereinbefore set forth: In the event that at any time or from time to time during the term of this Lease, Tenant desires to sublet all or any part of the Premises, Tenant shall notify the Landlord in writing (the "Sublet Notice") of the terms of the proposed subletting, and the area so proposed to be sublet and shall give Landlord the right to sublet from Tenant such space (the "Sublet Space") on the same terms as those contained in the Sublet Notice. Such option shall be exercisable by Landlord in writing for a period of 30 days after receipt of the Sublet Notice.

                        If Landlord fails to exercise its option and Tenant desires to complete the proposed sublease, Tenant shall deliver an executed copy of such sublease to Landlord in order to obtain its consent as required in paragraph 11
                        (a) above. If Landlord consents to a sublease, then such sublease shall be subject to and made upon the following terms:

                        (i) any such sublease shall be subject to the terms of this Lease and the term thereof may not extend beyond the expiration of the term of this Lease;

                        (ii) no subtenant shall have a right to further sublease its premises. If Landlord fails to exercise such option, and Tenant fails to consummate a sublease with a third party within 60 days after the expiration of Landlord's option period on the same terms and conditions contained in the Sublet Notice, Tenant shall be required to deliver and comply with the terms and conditions set forth above before any further subletting shall be permitted.

                c) Regardless of Landlord's consent, no subletting nor assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay rent and perform other obligations of Tenant under this Lease.

                d) In no event shall Tenant assign this Lease or sublet the Premises to or any portion thereof to any then, existing or prospective tenant of said building.

                e) Tenant shall pay Landlord's reasonably costs incurred in connection with Tenant's request to assign this Lease or sublet the premises regardless whether or not the Landlord consents in the proposed transfer.

                f) If Tenant is a corporation or partnership, the transfer (as consequence of a single transaction or any number of separate transactions) of fifty percent (50%) or more of the beneficial ownership interest of the voting stock of Tenant issued and outstanding as of the date hereof or of the partnership interests in Tenant, as the case may be, shall constitute an assignment hereunder for which such consent is required. Further, Tenant shall not assign or sublet the Premises or any portion thereof to any corporation which controls, is controlled by or is under common control with Tenant, or that any corporation resulting from merger or consolidation with Tenant, or to any person or entity which acquires all the assets as a going concern of the business or Tenant that is being constructed on the premises, without such consent shall be void, and at the option of Landlord, shall terminate this lease.

                12. Lessee has examined and inspected and knows the condition of the premises and every part thereof and has received the same in good order and repair and accepts the same in their present condition. Lessee, at Lessee's own cost and expense, shall maintain the premises, and every part thereof, in as good order and repair as when received, reasonable use and wear thereof and damage by Act of God excepted, and in good and safe condition, and shall make all repairs and maintain and repair all equipment therein, including plumbing and heating installations. Lessee waives the benefits of the provisions of subsection 1 of Section 1932 and of Sections 1941 and 1942 of the Civil Code of California and all right to make repairs at the expense of Lessor as provided in Section 1942 of that Code.

                        Lessee shall have all passenger or freight elevators now or hereafter constructed upon the premiss, and all elevators, including sidewalk elevators, actually used by lessee in connection with the premises, whether on the premises or not, regularly inspected, and shall keep the same in good running order and in perfect repair and condition and keep same covered during the term hereof by permit and license to operate by the Industrial Accident Commission of the State of California, and by any other public authority from which a license or permit is or may be required, at the cost and expense of Lessee.

                        Lessee agrees to replace immediately, at Lessee's cost and expense, all plate glass and windows and skylights broken or destroyed by accident or act of third parties or Lessee's agents or employees.

                        In the event that any alterations, additions, repairs or acts of God shall be required to be done in

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                         connection with the premises or any part thereof under
                         the provisions of any law, ordinance or rule now in force or hereafter enacted by municipal, state or national authority, the same shall be made at the cost and expense of Lessee.

                         All repairs, alterations and improvements that may be required shall be done only with the written consent of Lessor first obtained by Lessee but at the cost of Lessee, and unless otherwise provided by written agreement, all additions to, improvements and alterations of, the premises except movable furniture and trade fixtures, shall become a part of the realty, and be the property of Lessor, and shall remain upon and be surrendered with the premises. Lessee agrees that if he shall make any repairs, alterations or improvements, he will not take such action until two days after receipt by him of the written consent of Lessor required by this paragraph, in order that Lessor may post appropriate notices to avoid any liability for liens. Lessee will at all times permit such notices to be posted and to remain posted until the completion and acceptance of such work.

Destruction of      13.  a)  In the event the Premises or a portion of the
Premises                     Building is damaged by fire or other insured
                             casualty, Landlord shall diligently repair the same to the extent possible with the insurance proceeds received by Landlord, subject to the provisions of this Section hereinafter set forth, if such repairs can in Landlord's opinion be made within 90 days after the issuance of a building permit therefor under the laws and regulations of federal, state and local governmental authorities having jurisdiction thereof. In such event this Lease shall remain in full force and effect except that if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant's agents, contractors, employees, subtenants, licensees, invitees or visitors, an abatement of basic rent shall be allowed Tenant for such part of the Premises as shall be rendered unusable by Tenant in the conduct of its business during the time such part is so unusable.
                             Notwithstanding the foregoing, if such damage shall occur during the final year of the term of this Lease, Landlord shall not be obligated to repair such damage, but may instead elect to terminate this Lease upon written notice given to Tenant within 30 days after the date of such fire or other casualty, in which event this Lease shall terminate as of the termination date specified in Landlord's notice.

                         b) If such repairs cannot in Landlord's opinion be made within 90 days after issuance of a building permit therefor or if such damage is uninsured, Landlord may elect upon notice to Tenant given within 60 days after the date of such fire or other casualty to (i) repair or restore such damage, in which event this Lease shall continue in full force and effect, but basic rent shall be partially abated as hereinabove in this Section provided or (ii) terminate this Lease in which event this Lease shall terminate as of the termination date specified in Landlord's notice.

                         c) A total destruction of the Building automatically shall terminate this Lease. Landlord and Tenant acknowledge that this Lease constitutes the entire agreement of the parties regarding events of damage or destruction, and Tenant waives the provisions of California Civil Code Section 1932(2) and 1933(4) and any similar statute now or hereafter in force.

                         d) If the Premises are to be repaired under this Section, Landlord shall repair at its cost any injury or damage to the Building itself and the initial improvements made by Landlord pursuant to Exhibit A___. Tenant shall pay the cost of repairing or replacing all other improvements in the Premises and Tenant's trade fixtures, furnishings, equipment and other personal property.

Entry and           14.  Lessee will permit Lessor and its agents to enter into
Inspection               and upon the premises at all reasonable times for the
                         purpose of inspecting the same, or for the purpose of protecting owner's reversions, or to make alterations or additions to the premises or to any other portion of the building in which the premises are situated, without any rebate of rent to Lessee for any loss of occupancy or quiet enjoyment of the premises, or damage, injury or inconvenience thereby occasioned, and will permit Lessor at any time within thirty (30) days prior to the expiration of this lease to place upon the premises any usual or ordinary "To Let" or "To
                         Lease" signs, and to bring upon the premises, for purposes of inspection or display, prospective tenants or purchasers thereof.

Hold Harmless       15.  Tenant agrees to indemnify and defend Landlord against and save Landlord harmless from any and all loss, cost, liability, damage and expense, including without limitation penalties, fines and reasonable attorney's fees and costs, incurred in connection with or arising from any cause whatsoever in, on or about the foregoing: (1) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed, or (2) the use of occupancy or manner of use or occupancy of the Premises by Tenant or any person or entity claiming through or under Tenant, including without limitation, the presence, use, generation, storage, transportation or disposal of any toxic or hazardous substances, or (3) the condition of the Premises or any occurrence or happening on the Premises from any cause whatsoever, or (4) any acts, omissions or negligence of Tenant or any person or entity claiming through or under Tenant, or of Tenant's agents, contractors, employees, subtenants, licensees, invitees or visitors or any such person or entity, in, on or about the Premises or the Building, either prior to the commencement of, during, or after the expiration of the term, including without limitation any acts, omissions or negligence in the making or performing of any alterations. Tenant further agrees to indemnify, defend and save harmless
                         Landlord, Landlord's agents and the lessors under any ground or underlying leases, from and against any and all loss, cost, liability, damage and expense, including without limitation reasonable attorney's fees and costs, incurred in connection with or arising from any claims by any persons by reason of injury to persons or damage to property occasioned by any use, occupancy, condition, occurrence, happening, act, omission or negligence referred to in the preceding sentence, In the event any action or proceeding is brought against Landlord for any claim against which Tenant is obligated to indemnify Landlord hereunder, Tenant upon notice from Landlord shall defend such action or proceeding at Tenant's sole expense by counsel approved by Landlord, which approval shall not be reasonably withheld. The provisions of this Section
                         (15) shall survive the expiration or earlier termination of this Lease.

Utilities           16.  Lessee agrees to pay promptly, as the same become due and payable, all bills for all water, gas, electricity, heat and other services furnished to or used by Lessee on or about the premises, in addition to the rents herein reserved.



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Sub-Sidewalk   17.  The area, if any, directly under sidewalks or driveways
Area included in the premises shall be subject to all prior rights and easements of the city and county wherein situated, and any tax or rental which may hereafter be imposed by the City and County for the use or occupation of such area shall be borne and paid by Lessee, in addition to the rental herein reserved. In the event that Lessee shall be ousted by such city and county from any of the portions of the premises described in this paragraph, such ousted shall not constitute a breach of this Lease nor be held to be an eviction by Lessor, but this Lease shall continue in full force and effect.

Signs          18.  Lessor reserves the exclusive right to the roof, and to all exterior walls or parts of the premises, and access thereto, and the same are not covered by this Lease, and Lessee agrees that no signs, advertisements or notices whatsoever shall be inscribed, painted, affixed or displayed on, to or in any part of the outside or inside, or on the roof of the premises, without the written consent of Lessor. Any signs so placed on the premises shall be so placed upon the understanding and agreement that Lessee will remove same at the termination of the tenancy herein created and repair any damage or injury the premises caused thereby, and if not so removed by Lessee then Lessor may have same so removed at Lessee's expense.

Notices        19.  All notices to be given between the parties hereto shall be in writing and served personally or by depositing the same in the United States mail, postage prepaid and registered and addressed to Lessor at its office and to Lessee at the premises, whether or not Lessee has departed from, abandoned or vacated the premises.

Default        20.  In the event of any breach or default of Lease by Tenant, then Landlord, besides any other rights are remedies of Landlord at law or equity, shall have the right either to terminate Tenant's right to possession of the premises and thereby terminate this Lease or to have this Lease continue in full force and effect with Tenant at all times having the right to possession of the premises. Such property so removed may be stored in a public warehouse or elsewhere at the cost and for the account of Tenant. Upon such termination Landlord, in addition to any other rights and remedies (including rights and remedies under Subparagraphs
                    (1), (2) and (4) of Subdivision (a) of Section 1951.2 of the California Civil Code of any amendment thereto), shall be entitled to recover from Tenant the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time exceeds the amount of such rental loss that the Tenant proves could be reasonably avoided. The worth at the time of award of the amount referred to in subparagraphs (1) and (2) of Subdivision (a) of Section
                    1951.2 of the California Civil Code shall be computed by allowing interest at the maximum rate allowed by law. The worth at the time of the award of the amount referred to in subparagraph (3) of Subdivision (a) of Section 1951.2 of the California Civil Code shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus 1%.

                    Any proof by Tenant of the amount of rental loss that could be reasonably avoided shall be made in the following manner: Landlord and Tenant shall each select a licensed real estate broker in the business of renting property of the same type and use as the premises and in the same geographic vicinity and such two real estate brokers shall select a third licensed real estate broker and the three licensed real estate brokers so selected shall determine the amount of rental loss that could be reasonably avoided for the balance of the term of this Lease after the time of award. The decision of the majority of said licensed real estate brokers shall be final and binding upon the parties hereto.

                    Should Landlord, following any breach or default of this Lease by Tenant, elect to keep this Lease in full force and effect, with Tenant retaining the right to possession of the premises (notwithstanding the fact the Tenant may have abandoned the leased premises), then Landlord, besides the rights and remedies specified in Section 1951.4 of the California Civil Code "(lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations)" and all other rights and remedies Landlord may have at law or equity, shall have the right to enforce all of Landlord's rights and remedies under this Lease. Notwithstanding any such election to have this Lease remain in full force and effect, Landlord may at any time thereafter elect to terminate Tenant's right to possession of said premises and thereby terminate this Lease for any previous breach or default which remains uncured, or for any subsequent breach or default.

Removal of     21.  Lessee hereby irrevocably appoints Lessor as agent and
Property            attorney in fact of Lessee, to enter upon the premises in
                    the event of default by Lessee in the payment of any rent herein reserved, or in the performance of any term covenant or condition herein contained to be kept or performed by Lessee, and to remove any and all furniture and personal property whatsoever situated upon the premises, and to place such property in storage for the account of, and at the expense of Lessee. In the event that Lessee shall not pay the cost of storing any such property after the property has been stored for a period of ninety (90) days or more, Lessor may sell any or all of such property, at public or private sale, in such manner and at such times and places as Lessor in his sole discretion may deem proper, without notice to Lessee or any demand upon Lessee for the payment of any part of such charges or the removal of any of such property, and shall apply the proceeds of such sales first to the cost and expenses of such sale, including reasonable attorney's fees actually incurred-second, to the payment of the costs of or charges for storing any such property- third, to the payment of any other sums of money which may then or thereafter be due to the Lessor from the Lessee under any of the terms thereof;
                    and, fourth, the balance, if any, to Lessee.

Waiver of      22.  Lessee hereby waives all claim for damages that may be
Damages             caused by Lessor's re-entering and taking possession of the premises or removing and storing furniture and property, as herein provided, and will save Lessor harmless from loss, costs or damages occasioned Lessor thereby, and no such re-entry shall be considered or construed to be a forcible entry as the same is defined in the Code of Civil Procedure of the State of California.

Attorney Fees  23.  If as a result of any breach or default on the part of
                    Tenant under this Lease, Landlord uses the services of any attorney in order to secure compliance with this Lease, Tenant shall reimburse Landlord upon demand as additional rent for any and all attorneys' fees and expenses incurred by Landlord, whether or not formal legal proceedings are instituted. Should either party bring action.


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                    against the other party, by reason of or alleging the
                    failure of the other party to comply with any or all of its obligations hereunder, whether for declaratory or other relief, then the party which prevails in such action shall be entitled to its reasonable attorneys' fees and expenses related to such action, in addition to all other recovery or relief. A party shall be deemed to have prevailed in any such action (without limiting the generality of the foregoing) if such action is dismissed upon the payment by the other party of the sums allegedly due or the performance of obligations allegedly not complied with, or if such party obtains substantially the relief sought by it in the action, irrespective of whether such action is prosecuted to judgment. In addition, if either party to this Lease becomes a party to or is involved in any way in any action concerning this Lease or the Premises by reason in whole or in part of any act, neglect, fault or omission of any duty by the other party, its employees or contractors, the party subjected to said involvement shall be entitled to reimbursement for any and all reasonable attorneys' fees and costs.

Non-Waiver of  24.  Lessor's failure to take advantage of any default or breach
Breach of covenant on the part of Lessee shall not be or be construed as a waiver thereof, nor shall any custom or practice which may grow up between the parties in the course of administering this instrument, be construed to waive or to lessen the right of Lessor to insist upon the performance by Lessee of any term, covenant or condition hereof, or to exercise any rights given him on account of any such default. A waiver of a particular breach or default shall not be deemed to be a waiver of the same or any other subsequent breach or default.

Surrender of   25.  Lessee agrees to surrender the premises at the termination
Premises            of the tenancy herein created, in the same condition as
                    herein agreed they have been received, reasonable use and wear thereof and damage by the act of God or by the elements excepted, and upon the surrender of the premises, either at the expiration of the term or otherwise, Lessee agrees to remove all rubbish from the premises, and if not so removed by Lessee, Lessor may have the same removed at Lessee's expense.

Terms Defined  26.  The words "Lessor" and "Lessee" as used herein shall include the plural as well as the singular words used in masculine gender include the feminine and neuter. If there be more than one Lessor or Lessee the obligations hereunder imposed upon Lessor or Lessee shall be joint and several. The marginal headings or titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof.

Heirs          27.  Subject to the provisions hereof relating to assignment and subletting, this lease is intended to and does bind the heirs, executors, administrators, successors and assigns of any or all of the parties hereto.

Time           28.  Time is of the essence of this Lease.

Insurance      29.  Tenant agrees to keep in force during the term hereof, at
                    Tenant's expense, public liability and property damage insurance with combined single limits of not less than $1,000,000.00. Said policy shall name Landlord as an additional insured, and shall insure Landlord's contingent liability as respects acts, or omissions of Tenant, shall be issued by an insurance company licensed to do business in the state where the premises are located; and shall provide that said insurance shall not be canceled or amended unless thirty (30) days prior written notice to Landlord is first given. A certified copy of said policy, or, if the Landlord agrees, a certificate thereof, shall be delivered to Landlord by Tenant prior to commencement of the term and each renewal of such insurance. Tenant hereby waives all rights of subrogation against Landlord to which any insurance carrier may at any time become entitled under any policy of insurance carried by Tenant.

Liens          30.  Tenant shall keep the Premises and the building free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Should Tenant fail to remove any such lien within five (5) business days after notice to do so from Landlord, Landlord may, in addition to any other remedies, record a bond pursuant to California Civil Code Section 3143 and all amounts incurred by Landlord in so doing shall become immediately due and payable by Tenant to Landlord as additional rent. Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord, the Premises and the Building from such liens.

Security       31.  Simultaneously with the execution of this Lease, Tenant shall deposit the sum of $5,950.00, of which sum $1,975.00 shall be payment of the first month's rent and the balance thereof, namely, $3,975.00 shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease. Provided that at the end of the term Tenant shall have delivered up the Premises to Landlord, broom clean, and in the same condition as at the commencement date, reasonable wear excepted, said sum held as security shall be returned to Tenant. No interest shall be payable thereon and Landlord shall not be required to keep said sum in a separate account.

                    If Tenant fails to pay any Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may at its option apply or retain all or any portion of the deposit for the payment of any Rent or other charge in default of the payment of any other sum to which Landlord may become obligated by Tenant's default, or to compensate Landlord for any loss damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the deposit, then within 10 days after demand therefor Tenant shall deposit cash with Landlord in any amount sufficient to restore the deposit to the full amount thereof, and Tenant's failure to do so shall be a material breach of this Lease. Landlord's application or retention of the deposit shall not constitute a waiver of Tenant's default to the extent that the deposit does not fully compensate Landlord for all losses or damages incurred by Landlord in connection with such default and shall not prejudice any other rights to remedies available to Landlord under this Lease or by law.

Eminent Domain 32.  If all or any part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, and such taking will substantially impair Tenant's use of the premises for more than 90 days, either party shall have the right, at its option, to terminate this

                              Lease. If all or any part of the building of which the premises are a part shall be taken or appropriated by any public or quasi-public authority under any power of eminent domain, Landlord may terminate this Lease. In either of such events, Landlord shall be entitled to and Tenant upon demand of Landlord shall assign to Landlord any rights of Tenant to any and all income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such public or quasi-public use or purpose, and Tenant shall have no claim against Landlord or the condemnor for the value of any unexpired term of this Lease. If a part of the premises shall be so taken or appropriated and neither party hereto shall elect to terminate this Lease, the rent thereafter to be paid shall be equitably reduced.

Subordination             33. This Lease shall be subject and subordinate at
                              all times to all ground underlying leases which may now exist or hereafter be executed affecting the building and/or the land upon which the building is situated and to the lien of any mortgages or deeds of trust in any amount or amounts whatsoever now or hereafter placed on or against said building and/or land on or against the Landlord's interest or estate therein or on or against any ground or underlying lease without the necessity of having further instruments on the part of Tenant to effectuate such subordination. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver, upon demand, such further instruments evidencing such subordination of this Lease to such ground or underlying leases and to the lien of any such mortgages or deeds of trust as may be required by Landlord. Tenant hereby irrevocably appoints Landlord the attorney in fact of Tenant to execute and deliver any such instrument or instruments for or in the name of Tenant. In the event of foreclosure or exercise of any power of sale under any mortgage or deed of trust superior to this Lease or to which this Lease is subject or subordinate, upon Tenant's attornment to the Lessor under such ground or underlying lease, or to the purchaser at any foreclosure sale or sale pursuant to the exercise of any power of sale under any mortgage or deed of trust, this Lease shall not terminate and Tenant shall automatically be and become the Tenant of said Lessor under such ground or underlying lease or to said purchaser, whichever shall make demand therefore.

Late Charge               34. In the event Tenant shall fail to pay any rents or
                              sums due hereunder on or before the due date herein provided, then and in the event the amount so due and unpaid shall bear a late charge equal to five percent (5%) of the amount due together with interest accruing from the date due at the maximum interest rate permitted by law, which late charge and interest shall be payable forthwith upon demand. (The foregoing shall be in addition to any other right or remedy of Landlord.)

Complete Agreement        35. There are no oral agreements between Landlord and
                              Tenant affecting this Lease, and this Lease supersedes and cancels any and all prior negotiations, arrangements, correspondence, communications, brochures, agreements and understandings, if any, whether oral or written, between Landlord and Tenant or displayed by Landlord or Tenant with respect to the subject matter of this Lease or the Building. There are no representations between Landlord and Tenant other than those contained in this Lease and all reliance with respect to any representations is based solely upon the terms of this Lease.

Corporate Authority       36. If Tenant signs as a corporation, each of the
                              persons executing this Lease on behalf of Tenant does hereby covenant and warrant that(a) Tenant is a duly authorized and existing corporation,
                              (b) Tenant has and is qualified to do business in California, (c) the corporation has full right and authority to enter into this Lease, and (d) each and both of the persons signing on behalf of the corporation are authorized to do so. If Tenant is a corporation, within 30 days after execution of this Lease by Tenant, Tenant shall deliver to Landlord a certified corporate resolution authorizing the persons who signed below or behalf of Tenant to execute this Lease.

Modification &            37. If any mortgage or equity lender should require
Financing                     as a condition to the financing that Landlord
Agreements                    obtain any amendment of the provisions of this
                              Lease, Tenant agrees to execute such amendment, provided that such amendment shall not change the location of the Premises, increase the rent or materially interfere with Tenant's use or occupancy of the Premises. If Tenant should refuse to execute any amendments so required within five
                              (5) days after receipt of the same, Landlord shall have the right by notice to Tenant to cancel this Lease, and upon such cancellation
                              Landlord shall refund any unearned rent, the security deposit, if any, and neither party shall have any liability to the other.

Alterations to            38. Landlord shall have the right at any time and
Building from time to time to change, add to, subtract from, or otherwise alter the Building, including without limitation, the location and/or size of entrances, doors and doorways, corridors, elevators, stairs, utility rooms, restrooms or other general common areas. In addition, Landlord reserves the right to locate, both vertically and horizontally, install, maintain, use, repair and replace pipes, utility lines, ducts, conduits, flues, drains, sprinkler mains and valves, access panels, wires and structural elements leading through the Premises in locations which will not materially interfere with Tenant's use thereof. Landlord shall use reasonable efforts not to interfere unreasonably with the normal business operations of Tenant, but in any event there shall be no abatement of any rent by reason of any actions of Landlord pursuant to the provisions of this Section, and Tenant hereby waives any claim for damages for any injury or inconvenience or interfere with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such actions.

Quiet Possession          39. Landlord agrees that Tenant, upon paying the rent
                              and performing the terms, covenants and
                              conditions of this lease, may quietly have, hold and enjoy the Premises from and after Landlord's delivery of the Premises to Tenant and until the end of the term, subject, however, to the provisions of Section 14, and any mortgages, deeds of trust, ground or underlying leases, agreements and encumbrances to which this Lease is subordinate.

Non-Discrimination        40. Tenant agrees for Tenant and Tenant's heirs,
                              executors, administrators, successors and assigns and all persons claiming under or through Tenant, and this Lease is made and accepted upon and subject to the following conditions; that there shall be no discrimination against or segregation of any person or group of persons on account of race, color, creed, sex, religion, marital status, medical conditions, physical handicap, ancestry or national origin (whether in the use, occupancy, subleasing, transferring, tenure or enjoyment of the Premises or otherwise) nor shall Tenant or any person claiming through or under Tenant establish or permit any such practice or practices of discrimination or segregation with reference to or arising out of the use or occupancy of the Premises by Tenant or by per-
                    son claiming through or under Tenant.

Other Stores


Additional          42. The exhibits and addenda listed below are incorporated
Provisions              by reference in this lease.

                         Exhibit A + Addendum to Lease.



           IN WITNESS WHEREOF Landlord and Tenant have executed this
                  Lease the day and year first above written.

By     Telehub, Inc.                           MAUSWERKS, INC.
    ------------------------                --------------------------

      /s/ PAUL LARSON
    ------------------------                --------------------------
          Paul Larson
                                             BRIAN TOPPING, President
    ------------------------                --------------------------

                                             /s/ BRIAN TOPPING
    ------------------------                --------------------------
    Landlord                                Tenant


          Date  11-10-96                         Date  11-10-96
               -------------                          ----------------


                               SEE YOUR ATTORNEY

This Lease should be given to your attorney for review and approval before you sign it. BOMA makes no representation or recommendation concerning the legal effect, legal sufficiency, or tax consequences of this Lease. These are questions for your attorney.

                    SETTLEMENT AGREEMENT AND MUTUAL RELEASE


THIS AGREEMENT ("Agreement") is made on the 8th day of July, 1997 between Brian Topping and Manswerks, Inc., a California Corporation having an address at 2339 Third Street, Suite 24, San Francisco, CA 94107 ("Manswerks") and Peter Berns, Patrick Connolly, Robert Lamb and Colomotion, Inc., a California Corporation having an address at 1021 Mission Street, San Francisco, CA 94103 ("Colomotion"), hereinafter collectively referred to as the "Parties."

                                    RECITALS

1. The Parties had an oral agreement ("Oral Agreement") whereby each of Peter Berns, Patrick Connolly, Robert Lamb and Brian Topping would form Colomotion as equal partners.

2. The Parties entered into negotiations to modify the Oral Agreement whereby each of Peter Berns, Patrick Connolly, and Robert Lamb would join Manswerks as unequal partners. These negotiations were never completed.

3. Manswerks currently holds the lease for commercial space located at 1021 Mission Street, San Francisco, CA 94103 and the lease for Metropolitan Fiber Systems' services (collectively, "the Leases").

4. Colomotion has agreed to pay Manswerks twenty four thousand nine hundred forty eight dollars and twenty cents ($24,948.20 US). Manswerks hereby acknowledges receipt from Colomotion of (1) a payment in the amount of thirteen thousand five hundred dollars ($13,500US) applied toward the downpayment, and (2) five thousand eight hundred five dollars and sixty cents ($5,805.60US), which represents three monthly installment payments pursuant to the Promissory Note. The downpayment balance one of three hundred sixty eight dollars and eighty three cents ($368.83US) will be paid on execution of this Agreement and installment payments one of five thousand eight hundred five dollars and sixty cents ($5,805.60US) will be paid as a pursuant to the Promissory Note.

5. Following a dispute ("Dispute") between the Parties, the Parties have elected to terminate their Oral Agreement and to settle the Dispute as set forth in this Agreement.

NOW, THEREFORE, for good and valuable consideration, including the mutual promises, the Parties hereby agree as follows:

                                 PAYMENT TERMS

6. Effective immediately upon execution of this Agreement, the promissory installment note ("Promissory Note"), and the pledge agreement ("Pledge"), (collectively, "the Documents"), Colomotion shall assume all obligations of Manswerks under the Leases, including all interest and benefit in said space and improvements, including those made by Manswerks. In exchange for these interests, Manswerks accepts as full and complete consideration (1) the payment of Manswerks invoice 1205 dated 6/4/97 (the "Invoice"), (2) the release by Colomotion of any express or implied claim, demand, obligation, or cause of action in Manswerks or Brian Topping as outlined below in
    Section 8, and (3) the successful assignment of the Leases to Colomotion or any other entity as Colomotion authorizes within 30 days after execution of this Agreement. The terms of said payments are attached hereto and entitled "Promissory Note", and "Pledge" ("Documents"). Attached to the Documents are Exhibit A and the Invoice. These Documents and the attachments thereto are incorporated herein by reference.


Settlement Agreement and Mutual Release     1/3                  July 8, 1997

                            RECITAL OF CONSIDERATION

7. The Parties do hereby release and forever discharge each other, including any parent, subsidiary, or related companies, and any and all of the Parties' officers, directors, agencies, agents, representatives, assigns, shareholders, heirs, and employees past, present and future, from any and all claims, demands, obligations, or causes of action of any nature whatsoever, whether based on tort, contract, statutory, or other legal theory of recovery, and whether compensatory, punitive, statutory or any other form of damages or legal relief which arise out of, are based on, or pertain to the transactions and occurrences referenced in the Documents.

8. The Parties do hereby expressly waive any and all rights conferred upon them by the provisions of section 1542 of the California Civil Code.

9. This is a compromise settlement of outstanding issues that exist between the Parties. The payment of the consideration for this Agreement shall not be construed or deemed as an admission of liability on the part of either of the Parties.

10. The payment of the sum specified in the Promissory Note is for a full and complete settlement and release of matters involving disputed issues. No further sums are due.

                                ENTIRE AGREEMENT

11. This Agreement supersedes any and all other Agreements, whether oral or in writing, between the Parties, with respect to the subject of this Agreement. This Agreement, when included with the Documents, contains all of the covenants and agreements between the Parties. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements have been made by or on behalf of any party except those covenants and agreements embodied in this Agreement. No agreement, statement, or promise not contained in this Agreement shall be valid or binding.

                                 GOVERNING LAW

12. The validity of this Agreement and of any of its terms or provisions, as well as the rights and duties of the Parties under this Agreement, shall be governed by and construed pursuant to and in accordance with the laws of the State of California.

                               DISPUTE RESOLUTION

13. All disputes, claims and controversies arising out of this Agreement that are not resolved between the Parties within thirty (30) days after notice of a dispute, shall be settled by binding arbitration conducted by an alternative dispute resolution entity located in the San Francisco Bay Area. Such arbitration shall be conducted in San Francisco or such other place as the Parties so agree. The arbitration shall be conducted by a sitting or retired judge or attorney with at least ten (10) years' relevant experience, and conducted under the commercial arbitration rules of the American Arbitration Association, and otherwise comply with Section 1280 et. seq. of the California Code of Civil Procedure. The award in such arbitration may be enforced in any court of competent jurisdiction and the cost of arbitration and the fees and expenses of the prevailing party shall be borne by the losing party as determined by the arbitrator.

                                    NOTICES

14. All notices, consents, requests, waivers or reports required or permitted under this Agreement shall be in writing and shall be deemed to have been properly given or served for all purposes if delivered in person (including courier delivery), sent by certified mail, postage prepaid, return receipt requested, to the Parties at the addresses set forth below, or sent by facsimile:

If to Colomotion:   Peter Berns
                    1021 Mission Street
                    San Francisco, CA 94103



Settlement Agreement and Mutual Release      2/3                    July 8, 1997

                      (415) 574-1114 Fax

If to Mausworks:      Brian Topping
                      2339 Third Street, Suite 24
                      San Francisco, CA 94107
                      (415) 522-5001 Fax

Either party may at any time change the place for notice by notice to the other party. All notices shall be deemed effective and deemed given (i) on the third
(3rd) business day after mailing, if mailed (ii) on the date of delivery, if delivered, or (iii) the date of acknowledged receipt, if faxed.


/s/ PETER BERNS                                   7/14/97
------------------------------------------------------------------------------
Peter Berns

/s/ PATRICK CONNOLLY                              7/14/97
------------------------------------------------------------------------------
Patrick Connolly

/s/ ROBERT LAMB                                   7/14/97
------------------------------------------------------------------------------
Robert Lamb

/s/ BRIAN TOPPING                                 7/14/97
------------------------------------------------------------------------------
Brian Topping


Settlement Agreement and Mutual Release         3/3              July 8, 1997

                          ADDENDUM TO LEASE AGREEMENT

LIMITATION OF RESPONSIBILITY

"Tenant acknowledges and agrees that all telephone and telecommunications services desired by Tenant shall be ordered and utilized at the sole expense of Tenant. Unless Landlord otherwise requests or consents in writing, all of Tenant's telecommunications equipment shall be and remain solely in the Tenant's premises and the telephone closet(s) on the floor(s) on which the Tenant's premises is located in accordance with rules and regulations adopted by Landlord from time to time. Unless otherwise specifically agreed to in writing. Landlord shall have no responsibility for the maintenance of Tenant's telecommunications equipment, including wiring; nor for any wiring or other infrastructure to which Tenant's telecommunications equipment may be connected. Tenant agrees that, to the extent any such service is interrupted, curtailed or discontinued, Landlord shall have no obligation or liability with respect thereto and it shall be the sole obligation of Tenant at its expense to obtain substitute service."

NECESSARY SERVICE INTERRUPTIONS

"Landlord shall have the right, upon reasonable prior notice to Tenant, to interrupt or turn off telecommunications facilities in the event of emergency or as necessary in connection with repairs to the building or installation of telecommunications equipment for other Tenants of the building."

REMOVAL OF EQUIPMENT, WIRING AND OTHER FACILITIES

"Any and all telecommunications conduits and cable installed in the Tenant's premises or elsewhere in the building by or on behalf of Tenant, including wiring, or other facilities for telecommunications transmittal, shall be removed prior to the expiration or earlier termination of the Lease term, by Tenant at its sole cost or, at Landlord's election, by Landlord at Tenant's sole cost, with the cost thereof to be paid as additional rent. Landlord shall have the right, however, upon written notice to Tenant given no later than day(s) prior to the expiration or earlier termination of the Lease term, to require Tenant to abandon and leave in place, without additional payment to Tenant or credit against rent, any and all telecommunications wiring and related infrastructure, whether located in the Tenant's premises or elsewhere in the building."

NEW PROVIDER INSTALLATIONS

"In the event that Tenant wishes at any time to utilize the services of a telephone or telecommunications provider whose equipment is not then servicing the building, no such provider shall be permitted to install its lines or other equipment within the building without first securing the prior written approval of the Landlord. Landlord's approval shall not be deemed any kind of warranty or representation by Landlord, including, without limitation, any warranty or representation as to the suitability, competence, or financial strength of the provider. Without limitation of the foregoing standard, unless all of the following conditions are satisfied to Landlord's satisfaction, it shall be reasonable for Landlord to refuse to give its approval:

(i) Landlord shall incur no expense whatsoever with respect to any aspect of the provider's provision of its services, including without limitation, the costs of installation, materials and services; (ii) prior to commencement of any work in or about the building by the provider, the provider shall supply Landlord with such written indemnities, insurance, financial statements, and such other items as Landlord reasonably determines to be necessary to protect its financial interests and the interests of the building relating to the proposed activities of the provider;

Addendum                                                             Page - 2

(iii) the provider agrees to abide by such rules and regulations, building and other codes, job site rules and such other requirements as are reasonably determined by Landlord to be necessary to protect the interests of the building, the Tenants in the building and Landlord, in the same or similar manner as Landlord has the right to protect itself and the building with respect to proposed alterations as described in Article ___ of this Lease; (iv) Landlord reasonably determines that there is sufficient space in the building for the placement of all of the provider's equipment and materials; (v) the provider agrees to abide by Landlord requirements, if any, that provider use existing building conduits and pipes or use building contractors (or other contractors approved by Landlord); (vi) Landlord receives from the provider such compensation as is reasonably determined by Landlord to compensate it for space used in the building for the storage and maintenance of the provider's equipment, for the fair market value of a provider's access to the building, and the costs which may reasonably be expected to be incurred by Landlord;
(vii) the provider agrees to deliver to Landlord detailed "as built" plans immediately after the installation of the provider's equipment is complete; and
(viii) all of the foregoing matters are documented in a written license agreement between Landlord and the provider, the form and content of which is reasonably satisfactory to Landlord."

LIMIT OF DEFAULT OR BREACH

"Notwithstanding any provision of the proceeding paragraphs to the contrary, the refusal of Landlord to grant its approval to any prospective telecommunications provider shall not be deemed a default or breach by Landlord of its obligation under this Lease unless and until Landlord is adjudicated to have acted recklessly or maliciously with respect to Tenant's request for approval, and in that event, Tenant shall still have no right to terminate the Lease or claim an entitlement to rent abatement, but may as Tenant's sole and exclusive recourse seek a judicial order of specific performance compelling Landlord to grant its approval as to the prospective provider in question. The provisions of this paragraph may be enforced solely by Tenant and Landlord are not for the benefit of any other party, and specifically but without limitation, no telephone or telecommunications provider shall be deemed a third party beneficiary of this Lease."

INSTALLATION AND USE OF WIRELESS TECHNOLOGIES

"Tenant shall not utilize any wireless communications equipment (other than usual and customary cellular telephones), including antennae and satellite receiver dishes, within the Tenant's premises or the building, without Landlord's prior written consent. Such consent may be conditioned in such a manner so as to protect Landlord's financial interests and the interests of the building, and the other Tenants therein, in a manner similar to the arrangements described in the immediately preceding paragraphs."

USE OF ROOF

"Landlord may grant Tenant a non-exclusive license to use the roof of the building for the installation, operation, maintenance and repair of a satellite dish, not to exceed two (2) meters in diameter, or similar antenna for its own use or that of a subtenant or assignee. Tenant's rights under this subsection may not be separately assigned or subleased. Tenant's exercise of said license shall be subject to the following: (i) Landlord's reasonable determination that space is available for such purpose at the time Tenant's request is made; (ii) Landlord's reasonable approval of the size, type, and location of the equipment to be installed; (iii) Landlord's reasonable determination that such use shall not cause damage to or interference with the roof or any other use being made (or intended to be made) of the roof at that time; and (iv) Tenant's reimbursement of any reasonable out-of-pocket expenses incurred by Landlord in reviewing Tenant's request and in supervising the installation of Tenant's equipment.

If Tenant is granted permission to use the roof for the aforesaid purposes, then Tenant shall pay to Landlord as additional rent the costs referenced in this subsection [and a sum of nine hundred dollars ($900.00) for every month such permission is in effect] [but no separate monthly or annual charge shall be levied on Tenant].

Addendum                                                                Page - 3



In addition to any other rules and regulations Landlord may establish from time to time governing use of the roof, Tenant shall comply with the following: (i) Tenant's use of the roof shall be at Tenant's sole risk and expense and Landlord shall have no responsibility therefore and no liability on account of any damage to or interference with Tenant equipment; (ii) Tenant shall be solely responsible for installing, operating, maintaining and repairing its equipment at its own expense in a manner that causes no interference with or damage to the roof itself or any other person's use of the roof; (iii) Tenant shall perform all of such work in such a way as to not damage any building systems or void any warranty or guarantee relating thereto; (iv) Tenant, if required by Landlord, shall use existing building conduits and pipes or use building contractors (or other contractors approved by Landlord) in performing such work; (v) Tenant shall be responsible for obtaining and paying all government licenses and permits required by law (and shall deliver copies thereof to Landlord as a condition precedent to is use of the roof) and for complying with all applicable laws relating to its exercise of said license; and (vi) Tenant shall remove all of its equipment at or before the expiration of the term of this Lease and shall repair any damage resulting from such removal and restore the roof and building systems to the condition they were in (ordinary wear and tear excepted) before Tenant exercised said license. Tenant's exercise of its rights under this subsection shall be considered an alteration subject to Section ____ of this Lease to the extent Section ____ is not inconsistent with the foregoing. In the event Tenant breaches any of its obligations under this subsection beyond any notice and cure period provided in Section ____ of this Lease, then Tenant shall be in default under this Lease and in addition to any other remedy Landlord may have under this Lease, Landlord may revoke the license granted in this subsection, whereupon Tenant shall cease its use of the roof and shall remove, repair, and restore as set forth above.


LIMITATION OF LIABILITY FOR EQUIPMENT INTERFERENCE

In the event that telecommunications equipment, wiring and facilities or satellite and antennae equipment of any type installed by or at the request of Tenant within the Tenant's premises, on the roof, or elsewhere within or on the building causes interference to equipment used by another party, Tenant shall assume all liability related to such interference. Tenant shall use reasonable efforts, and shall cooperate with Landlord and other parties, to promptly eliminate such interference. In the event that Tenant is unable to do so, Tenant will substitute alternative equipment which remedies the situation. If such interference persists, Tenant shall discontinue the use of such equipment, and, at Landlord's discretion, remove such equipment according to foregoing specifications.

                                   EXHIBIT A

                    ADDENDUM TO LEASE DATED NOVEMBER 7, 1996
                   BETWEEN TELEHUB, INC. AND MAUSWERKS, INC.


1.    PRINTED FOR SUBORDINATE TO ADDENDA:

      1.1 These addenda are in integral part of the attached Agreement which has been extended herewith and these addenda supersede inconsistent provisions of the printed Agreement.

2.    RENT

      2.1 December 1996 and January 1997 rents are waived in lieu of certain tenant improvements.

      The monthly rent schedule shall be as follows:

      February 1997                  $515.00
      March 1997                    $2475.00
      April 1997                    $2975.00
      May 1997                      $3475.00
      June 1997 - November 1999     $3975.00

      Tenant will have one 2 year option available at $3975.00

3.    TENANT IMPROVEMENTS

      3.1   Landlord agrees to do the following improvements to the space.

      -     Build-out one ADA complaint uni-sex restroom.
      -     Ceiling to be painted gray to match mezzanine.
      -     Broken windows to be replaced.
      -     Provide new front door with glass.
      -     Provide more accessible gate on front door.
      -     Doors to be installed on elevator.
      - Conduit to be placed from the 2nd floor to the Telehub in the basement.

4. TENANT ALLOWED TO SUB-LET TO OTHER INTERNET SERVICE PROVIDERS, TECHNOLOGY COMPANIES AND LIKE KIND

      4.1 Local access providers will be located in the basement. Rent paying providers are exempt from cross-connect fees Tenant is exempt from cross connect fees.

5.    TENANT ROOF RIGHTS

      Tenant shall have the right to place 3 antennae, one 2 meter and 2 DSS sized dishes on the roof at no charge.

6.    PARKING

      Tenant shall have use of 2 tandem parking spaces in the building located in front of the freight elevator at a monthly rent of $150 month on a month-to-month basis.

7.    ALTERATIONS AND ADDITIONS

      3.1 Any alteration, improvements, additions or Utility Installations in, or about the premises that Lessee shall desire to make and which requires the consent of the Lessor shall be presented to Lessor in written form, with proposed detailed plans. If Lessor shall give its consent, the consent shall be deemed conditioned upon Lessee acquiring a permit to do so from appropriate governmental agencies, the furnishing of a copy thereof to Lessor prior to the commencement of the work and the compliance by Lessee of all conditions of said permit in a prompt and expeditious manner.

      3.2 Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use in the Premises, which claims are or may be secured by any mechanics or materialmen's lien against the Premises or any interest herein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in the Premises, and Lessor shall have the right to post notices on non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend itself and Lessor against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises, upon the condition that if Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to such contested lien claim or demand indemnifying Lessor against liability for the same and holding the Premises free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor's attorneys fees and costs in participating in such action if Lessor shall decide it is to its best interest to do so.

                                   EXHIBIT A

                    ADDENDUM TO LEASE DATED NOVEMBER 7, 1996
                   BETWEEN TELEHUB, INC. AND MAUSWERKS, INC.

1.      PRINTED FORM SUBORDINATE TO ADDENDA

        1.1 These addenda are an integral part of the attached agreement which has been extended concurrently herewith and those addenda supersede inconsistent provisions of the printed agreement.

2.      RENT

        2.1 December 1996 and January 1997 rents are waived in lieu of certain tenant improvements.

                The monthly rent schedule shall be as follows:

                February 1997           $ 515
                March 1997              $2475.00
                April 1997              $2975.00
                May 1997                $3475.00
                May 1997-November 1999  $3975.00

        *Tenant will have one 2 year option available at $3975

3.      TENANT IMPROVEMENTS

        3.1     Landlord agrees to do the following improvements to the space.

                -       Build-out one ADA compliant uni-sex restroom.

                -       Ceiling to be painted gray to match mezzanine.

                -       Broken windows to be replaced.

                -       Provide new front door with glass.

                -       Provide more accessible gate on front door.

                -       Doors to be installed on elevator.

                - Conduit to be placed from the 2nd floor space to the Telehub in the basement.

4. TENANT ALLOWED TO SUB-LET TO OTHER INTERNET SERVICE PROVIDERS, TECHNOLOGY COMPANIES AND LIKE

        4.1     Local access providers will be located in the basement.

                Rent paying providers are exempt from cross-connect fee.

                Tenant is exempt from cross connect fees.

5.      TENANT ROOF LIGHTS

                Tenant shall have the right to place 3 antennae, one 2 meter and 2 DSS sized dishes on the roof at no charge.

6.      PARKING

                Tenant shall have use of 2 tandem parking spaces in the building located in front of the freight elevator at a monthly rent of $150 month on a month-to-month basis.

                                   EXHIBIT B

                                     RIDERS

      The following modifications and insertions, numbered Riders No. 1 and 2, are hereby made and incorporated into the Lease and the other Exhibits thereto and shall be deemed made at the respective places indicated in the Lease and the Exhibits. In addition to the following Rider(s), certain deletions or insertions of language may have been made at the places indicated throughout the Lease. In the event of any conflict between this Exhibit B and the printed provisions of the Lease or the other Exhibits, the provisions of this Exhibit are intended to govern and control and the Lease and the other Exhibits shall be construed accordingly. Any reference to the Lease in the following provisions of this Exhibit B shall be deemed to include this Exhibit B, unless otherwise specified in such reference. Terms used in this Exhibit B which are defined in the Lease or the other Exhibits shall have the meanings given to them in the Lease or the other Exhibits.


RIDER NO. 1 - OPTION TO RENEW

Subject to the terms and conditions hereinafter set forth, Lessor hereby grants Lessee one (1) option to extend ("Option to Extend") the term of this Lease for one (1) five (5) year period, commencing immediately after the expiration of the initial term (the "Extension Term"). Lessee's election to exercise the above Option to Extend must be given to Lessor in writing not less than 180 days prior to expiration of the last lease year of the original Term. DURING THE LAST 270 DAYS OF THE INITIAL TERM, LESSOR SHALL UPON WRITTEN NOTICE FROM LESSEE SPECIFY TO LESSEE FAIR MARKET RENT FOR THE PREMISES AS OF THE COMMENCEMENT OF THE EXTENSION TERM.

Lessee's Option to Extend the term shall be upon the terms and conditions contained herein except as set forth below and except that there shall be no further option to extend the term beyond the Extension Term. If Lessee exercises the Option to Extend, the Base Expenses Year and Base Tax Year shall be changed from the date on the Lease Summary to the first year of the option period or to such other date as is mutually approved by both parties. If Lessee exercises the Option to Extend, the Base Rent for the Premises during the Extension Term shall be ninety-five percent (95%) of the fair market rent for the Premises determined in the manner set forth in Rider 2 below, provided that in no event shall the Basic Rental payable during the Extension Term be less than the amount of the Basic Rental payable at the end of the previous lease year. As used herein, Fair Market Rent for the Premises shall mean the Basic Rental and all other monetary payments and escalations, that Lessor could obtain from a third party desiring to lease the Premises, taking into account the size, location and floor level of the Premises, the quality of construction of the Building, the services provided under the terms of this Lease, the rental then being obtained for leases of space comparable to the Premises in the Building, and within the downtown San Francisco Financial District and all other factors that would be relevant to a willing third party desiring to lease the Premises and a willing lessor desiring to let the Premises for the subject period of the lease term in determining the rental such party would be willing to pay or receive therefore provided that no allowance for the construction of Lessee improvements shall be taken into account in determining Fair market Rent.

Notwithstanding anything to the contrary contained herein, all option rights of Lessee pursuant to this Rider No. 1 shall automatically terminate without notice and be of no further force and effect whether or not Lessee has timely exercised the Option to Extend granted herein if an Event of Default (as defined in Section 18 above) exists at the time of exercise of the option or at the time of commencement of the Extension Term.

RIDER NO. 2 -- DETERMINATION OF FAIR MARKET RENT

Fair market rent for the Premises as of the commencement of the Extension Term (the "Adjustment Date") shall be specified by Lessor by notice to Lessee not less than 180 days prior to the Adjustment Date, subject to Lessee's right of arbitration as set forth below. If Lessee believes that the fair market rent specified by lessor exceeds the actual fair market rent for the Premises as of the Adjustment Date, then Lessee shall so notify Lessor within ten (10) business days following receipt of Lessor's notice. If Lessee fails to so notify Lessor within said ten (10) business days, Lessor's determination of the fair market rent for the Premises shall be final and binding upon the parties. If the parties are unable to agree upon fair market rent for the Premises within ten
(10) days after Lessor's receipt of notice of Lessee's objection, the fair market rent as of the Adjustment Date shall be determined as follows:

        (a) Within 20 days after receipt of Lessor's notice specifying the fair market rent, Lessee, at its sole expense, shall obtain and deliver in writing to Lessor a determination of the fair market rent for the Premises as of the Adjustment Date, from a broker ("Lessee's broker") licensed in the State of California and engaged in the office brokerage business in the City and County of San Francisco for at least the immediately preceding five (5) years. If Lessor accepts such determination the fair market rent for the Premises as of the Adjustment Date shall be the amount determined by Lessee's broker.

        (b) If Lessor does not accept such determination, within 15 days after receipt of the determination of Lessee's broker, Lessor shall designate a broker ("Lessor's broker") licensed in the State of California and engaged in the office brokerage business in the City and County of San Francisco for at least the entire immediately preceding five (5) years. Lessor's broker and Lessee's broker shall name a third broker, similarly qualified, within five (5) days after the appointment of Lessor's broker. Each of said three brokers shall determine the fair market rent for the Premises as of the Adjustment Date within 15 days after the appointment of the third broker. The fair market rent for the Premises as of the Adjustment Date shall equal the arithmetic average of such three determinations; provided, however, if any such determination deviates more than 10% from the median of such determinations, the fair market rent shall be the average of the two closest determinations.

        (c) Lessor shall pay the costs and fees of Lessor's broker in connection with any determination hereunder, and Lessee shall pay the costs and fees of Lessee's broker in connection with such determination. The costs and fees of any third broker, shall be paid one-half by Lessor and one-half by Lessee.

This exhibit is an attachment to the Mauswerks, Inc. lease that was assigned to Colomotion on 8/97 as initialed by Peter Berns.

July 17, 1997

Telehub, Inc.
15 Fern Road
Kentfield, CA 94904

Attn: Colomotion, Inc.

This letter summarizes the intent of Colomotion, Inc. and Telehub, Inc. in reference to the Retail Lease Form signed on November 7, 1996 between Telehub, Inc. and Mauswerks, Inc. The lease is for 3,975 square feet of space within 1019/1021 Mission Street in San Francisco, CA.

As a result of the ratification of a Settlement Agreement and Mutual Release signed between Mauswerks, Inc. and Colomotion, Inc. Colomotion, Inc. now intends to assume the aforementioned lease on behalf of Mauswerks, Inc. Colomotion, Inc. will uphold all responsibilities that Mauswerks, Inc. agreed to in the lease here attached. Once the lease is assigned to Colomotion, Inc. by Telehub, Inc. and Mauswerks, Inc. by way of signature of Colomotion, Inc. Telehub, Inc. all fees, rents and charges due from Tenant will be paid by Colomotion, Inc.

Telehub, Inc. upon receipt of a signed Settlement Agreement and Mutual Release between Mauswerks, Inc. and Colomotion, Inc. will assign the attached lease to Colomotion, Inc. Telehub, Inc. will then extend all privileges and rights that Mauswerks, Inc. had as a result of said lease to Colomotion, Inc. for the remaining time of the lease originally signed by Brian Topping, President of Mauswerks, Inc. on November 7, 1996.

/s/ PAUL LARSON
----------------------
Paul Larson
President and CEO
Telehub, Inc.

                                   EXHIBIT B


This exhibit shall become a permanent addendum to the lease signed between Telehub, Inc. and Mauswerks, Inc., which was then assigned to Colomotion, Inc. for the second floor of 1021 Mission Street in San Francisco. Colomotion requested of Telehub, Inc. assistance in acquiring a new HVAC system. In an effort to help Colomotion finance the HVAC installation recently completed at 1021 Mission Street in San Francisco, Telehub, Inc. will let Colomotion spread it's November 1997 and December 1997 lease payments over twelve equal installments between January 1998 and December 1998. Colomotion will be responsible for immediately paying Atlas Heating and having any liens against Telehub, Inc. or 1021 Mission Street removed. The calculations for the re-assignment of lease payments are to be as follows:

Deferred Rent       Month Affected
$4,125              November 1997
$4,125              December 1997

$8,250 Total Deferred Payments

The 1998 lease amount due each month will be increased from $4,125 to include 1/12 of $8,250 or $687.50.

The new adjusted lease amount due for each month of 1998 is $4,812.50


Concur
Telehub, Inc.


/s/ [Signature Illegible]
-------------------------------
Concur
Colomotion, Inc.